Exhibit 10.8

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                     GUARANTEE AND COLLATERAL AGREEMENT

                                   made by

                                 NBTY, INC.

                     and the other Grantors party hereto

                                 in favor of

                            JPMORGAN CHASE BANK,
                           as Administrative Agent

                          Dated as of July 24, 2003


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                              TABLE OF CONTENTS
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SECTION 1. DEFINED TERMS                                                1

      1.1   Definitions                                                 1
      1.2   Other Definitional Provisions                               5

SECTION 2. GUARANTEE                                                    5

      2.1   Guarantee                                                   5
      2.2   Right of Contribution                                       6
      2.3   No Subrogation                                              7
      2.4   Amendments, etc. with respect to the Borrower Obligations   7
      2.5   Guarantee Absolute, Irrevocable and Unconditional           7
      2.6   Reinstatement                                               8
      2.7   Payment                                                     8

SECTION 3. GRANT OF SECURITY INTEREST                                   8

SECTION 4. REPRESENTATIONS AND WARRANTIES                               9

      4.1   Representations in Credit Agreement                         9
      4.2   Title; No Other Liens                                      10
      4.3   Perfected First Priority Lien                              10
      4.4   Chief Executive Office                                     10
      4.5   Inventory and Equipment                                    10
      4.6   Farm Products                                              11
      4.7   Pledged Securities                                         11
      4.8   Receivables                                                11
      4.9   Intellectual Property                                      11
      4.10  Deposit Accounts; Security Accounts; Commodity Accounts    12
      4.11  Commercial Tort Claims                                     12

SECTION 5. COVENANTS                                                   12

      5.1   Covenants in Credit Agreement                              12
      5.2   Delivery of Instruments and Chattel Paper                  12
      5.3   Maintenance of Insurance                                   13
      5.4   Payment of Obligations                                     13
      5.5   Maintenance of Perfected Security Interest; Further
            Documentation                                              13
      5.6   Changes in Jurisdiction of Organization, Locations,
            Name, etc                                                  14
      5.7   Notices                                                    14
      5.8   Pledged Securities                                         14
      5.9   Receivables                                                16
      5.10  Intellectual Property                                      16
      5.11  Jurisdiction of Organization                               17
      5.12  Commercial Tort Claims                                     17


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      5.13  Additional Accounts                                        18

SECTION 6. REMEDIAL PROVISIONS                                         18

      6.1   Certain Matters Relating to Receivables                    18
      6.2   Communications with Obligors; Grantors Remain Liable       19
      6.3   Pledged Stock                                              19
      6.4   Proceeds To Be Turned Over to Administrative Agent         20
      6.5   Application of Proceeds                                    20
      6.6   Code and Other Remedies                                    21
      6.7   Private Sales                                              21
      6.8   Deficiency                                                 22

SECTION 7. THE ADMINISTRATIVE AGENT                                    22

      7.1   Administrative Agent's Appointment as Attorney-in-Fact,
            etc                                                        22
      7.2   Duty of Administrative Agent                               24
      7.3   Execution of Financing Statement                           24
      7.4   Authority of Administrative Agent                          24

SECTION 8. MISCELLANEOUS                                               25

      8.1   Amendments in Writing                                      25
      8.2   Notices                                                    25
      8.3   No Waiver by Course of Conduct; Cumulative Remedies        25
      8.4   Enforcement Expenses; Indemnification                      25
      8.5   Successors and Assigns                                     26
      8.6   Set-Off                                                    26
      8.7   Counterparts                                               26
      8.8   Severability                                               27
      8.9   Section Headings                                           27
      8.10  Integration                                                27
      8.11  GOVERNING LAW                                              27
      8.12  Submission to Jurisdiction; Waivers                        27
      8.13  Acknowledgements                                           28
      8.14  WAIVER OF JURY TRIAL                                       28
      8.15  Additional Grantors                                        28
      8.16  Releases                                                   28

SCHEDULES

Schedule 1   Notice Addresses of Guarantors
Schedule 2   Description of Pledged Securities
Schedule 3   Filings and Other Actions Required to Perfect Security
             Interests
Schedule 4 Jurisdictions of Organization; Identification Numbers and Locations of Chief Executive Offices
Schedule 5   Locations of Inventory and Equipment
Schedule 6   Copyrights and Copyright Licenses; Patents and
             Patent Licenses;Trademark and Trademark Licenses
Schedule 7   Existing Prior Liens
Schedule 8   Commercial Tort Claims
Schedule 9   Deposit Accounts; Securities Accounts; Commodities Accounts


ANNEXES


Annex 1      Form of Assumption Agreement
Annex 2      Issuer's Acknowledgement

      GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 24, 2003, made by each of the signatories hereto other than the Administrative Agent (together with any other entity that may become a party hereto as a Grantor as provided herein, the "Grantors"), in favor of JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time party to the Credit Agreement, dated as of July 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NBTY, INC., a Delaware corporation (the "Borrower") FLEET NATIONAL BANK, as Syndication Agent, the Lenders and JP MORGAN CHASE BANK, as Collateral Agent and as the Administrative Agent.

                            W I T N E S S E T H :
                            _ _ _ _ _ _ _ _ _ _

      WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor,

      WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

      WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

      WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

      NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders as follows:

                         SECTION 1.   DEFINED TERMS

      1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Document, Equipment, Farm Product, General Intangibles, Instrument, Inventory, Letter of Credit Right, Proceeds, Securities Account and Supporting Obligations.

      (b)   The following terms shall have the following meanings:

      "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

       "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of such Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Hedge Agreement or Cash Management Obligations referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Hedge Agreement (including any guarantees of the Borrower of any Hedge Agreements made by any Grantor) or Cash Management Obligation entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of any of the foregoing agreements).

      "Cash Management Obligation": any obligation of the Borrower or any of its Subsidiaries in respect of overdrafts and related liabilities owed to any Lender (or any Affiliate of a Lender) that arise from treasury, depositary or cash management services including in connection with any automated clearing house transfers of funds or any similar transactions.

      "Collateral":  as defined in Section 3.

      "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

      "Control Agreement" shall mean an agreement in form and substance reasonably acceptable to the Administrative Agent sufficient to establish the Administrative Agent's control (within the meaning of the applicable Uniform Commercial Code as in effect in the applicable jurisdiction) over any applicable Investment Property (including, without limitation, any Securities Account or Commodities Account) or Deposit Account, for the benefit of the Administrative Agent and the ratable benefit of the Lenders.

      "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

      "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, in-cluding, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent (after giving effect to the provisions of 9-408(a) of the New York
UCC) the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Copyright License is not prohibited by such Copyright License without the consent of any other party thereto, would not give any other party to such Copyright License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Copyright License.

      "Deposit Account":  the "deposit accounts" as such term is defined in
Section 9-102(a)(29) of the New York UCC listed on Schedule 9 hereto under the heading "Deposit Accounts" or required to be disclosed to the Administrative Agent pursuant to Section 5.13 hereof.

      "Guarantor Obligation": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

      "Guarantors": the collective reference to each Grantor other than the Borrower.

      "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

      "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries (other than the promissory note dated May 12, 2003, evidencing the loan made by the Borrower to Holland & Barrett Europe Limited in the amount of [Pounds] 200,000,000 and any Refinancing Indebtedness in respect thereof permitted by the Credit Agreement.

      "Investment Property": the collective reference to all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Capital Stock of a Foreign Subsidiary which is not required to be pledged to the Administrative Agent pursuant to the terms of this Agreement and the Credit Agreement).

      "Issuers":  the collective reference to each issuer of any Pledged
Security.

      "material": as the context may reasonably permit or require, material in relation to the Borrower and its Subsidiaries, taken as a whole.

      "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

      "Obligation": (i) in the case of the Borrower, its Borrower
Obligations, and (ii) in the case of each Guarantor, its Guarantor
Obligations.

      "Patent": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

      "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6, to the extent (after giving effect to the provisions of 9-408(a) of the New York UCC) the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Patent License is not prohibited by such Patent License without the consent of any other party thereto, would not give any other party to such Patent License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Patent License.

      "Pledged Note": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and other than the promissory note dated May 12, 2003, evidencing the loan made by the Borrower to Holland & Barrett Europe Limited in the amount of [Pounds] 200,000,000 and any Refinancing Indebtedness in respect thereof permitted by the Credit Agreement.).

      "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

      "Pledged Stock": the shares of Capital Stock listed on Schedule 2 together with any other shares, stock certificates, options or rights of any nature whatsoever pledged pursuant to subsection 7.9 of the Credit Agreement.

      "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

      "Secured Parties":  as defined in Section 2.1

      "Securities Act":  the Securities Act of 1933, as amended.

      "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

      "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6, to the extent (after giving effect to the provisions of 9-408(a) of the New York UCC) the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Trademark License is not prohibited by such Trademark License without the consent of any other party thereto, would not give any other party to such Trademark License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Trademark License.

      "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

      1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

      (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                           SECTION 2.   GUARANTEE

      2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and, in the case of any Hedge Agreement or Cash Management Obligations, between the Borrower and any Affiliate of a Lender, such Affiliate of a Lender (together with the Agents and the Lenders, the "Secured Parties") and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

      (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

      (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this
Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

      (d) Subject to reinstatement as provided in Section 2.6, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from the Borrower Obligations.

      (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until (subject to reinstatement as provided in Section 2.6) all Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

      2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

      2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, as provided by Section 6.5 hereof.

      2.4   Amendments, etc. with respect to the Borrower Obligations.
Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      2.5 Guarantee Absolute, Irrevocable and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance (other than payment or performance in full). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.7 Payment. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars pursuant to the Credit Agreement at the relevant payment office specified in the Credit Agreement.

                   SECTION 3.   GRANT OF SECURITY INTEREST

      Each Grantor hereby assigns and transfers to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

            (a)   all Accounts;

            (b)   all Chattel Paper;

            (c) all Commercial Tort Claims, in which any Grantor has rights, in excess of $1,000,000;

            (d)   all Deposit Accounts;

            (e)   all Documents;

            (f)   all Equipment;

            (g)   all General Intangibles;

            (h)   all Instruments;

            (i)   all Intellectual Property;

            (j)   all Inventory;

            (k)   all Investment Property;

            (l)   all Letter of Credit Rights;

            (m)   all Pledged Securities;

            (n)   all books and records pertaining to the Collateral;

            (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                 SECTION 4.   REPRESENTATIONS AND WARRANTIES

      To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders and the other Secured Parties to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

      4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this
Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

      4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement, (b) as are permitted by the Credit Agreement, (c) as filed in favor of the Administrative Agent pursuant to the Existing Credit Agreement for the ratable benefit of the lenders (and certain of their affiliates) thereunder (and arrangements for the release of which have been made to the satisfaction of the Administrative Agent), or (d) as previously identified in writing to the Administrative Agent, arrangements for the release of which satisfactory to the Administrative Agent have been made.

      4.3 Perfected First Priority Lien. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and (to the extent required) duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law, (ii) Liens described on
Schedule 7, and (ii) Liens previously identified in writing to the Administrative Agent, arrangements for the release of which satisfactory to the Administrative Agent have been made, and except to the extent that filings outside the United States might be required to perfect such security interest in non-U.S. intellectual property.

      4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from such jurisdiction of organization (if any) and the location of such Grantor's chief executive office or principal place of business are specified on Schedule 4.

      4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

      4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

      4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, except that the shares of Pledged Stock of any Issuer which is a Foreign Subsidiary constitute no more than 65% of all the issued and outstanding Capital Stock of such Issuer and no shares of any Issuer that are owned by a Foreign Subsidiary shall constitute Pledged Stock.

      (b) All the shares of the Pledged Stock have been duly and validly issued and, to the extent the same are shares of Capital Stock of a corporation, are fully paid and nonassessable.

      (c) Each of the Pledged Notes that is an Intercompany Note constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. No obligor with respect to any such Pledged Note has any defense or counterclaim with respect to such Pledged Note or any payment thereunder. All Pledged Notes with a principal amount in excess of $100,000 are listed on Schedule 2.

      (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

      4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any material Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

      (b) Receivables in respect of which a Governmental Authority is the obligor do not constitute more than 5%, in face amount, of all Receivables.

      (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

      4.9 Intellectual Property. (a) Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof and all applications to register any such Intellectual Property.

      (b) On the date hereof, all material Intellectual Property, and to the best of Grantor's knowledge, all other Intellectual Property, is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

      (c) Except as set forth in Schedule 6, on the date hereof, none of the material Intellectual Property, and to the best of Grantor's knowledge, none of the other Intellectual Property, is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

      (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

      (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor's ownership therein, or to the best of Grantor's knowledge, any other Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      4.10  Deposit Accounts; Security Accounts; Commodity Accounts.
Schedule 9 lists all (i) deposit accounts that are owned by such Grantor in its own name on the date hereof (as such term is defined in Section 9-102(a)(29) of the New York UCC) (a) that have had an average daily balance in excess of $500,000, or such other amount to be agreed by the Borrower and the Administrative Agent, for twelve months prior to the date hereof and (b) in which the amounts held therein are not deposited into a Deposit Account on a nightly basis and (ii) all Securities Accounts or Commodities Accounts maintained by such Grantor.

      4.11 Commercial Tort Claims. Schedule 8 lists all Commercial Tort Claims in which any Grantor has any rights in excess of $1,000,000.

                           SECTION 5.   COVENANTS

      Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

      5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall comply with and perform each covenant set forth in the Credit Agreement applicable thereto as if such Guarantor were a party to the Credit Agreement.

      5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $1,000,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security (unless such Certificated Security is in a Securities Account subject to a Control Agreement) or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

      5.3 Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

      (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or additional loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

      (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of February in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

      5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

      5.5   Maintenance of Perfected Security Interest; Further
Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

      (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

      (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Pledged Securities, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

      5.6 Changes in Jurisdiction of Organization, Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents (in each case executed to the extent required) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

            (i) change its jurisdiction of organization, or if such Grantor does not have a jurisdiction of organization for purposes of the New York UCC, the location of its chief executive office or principal place of business from that referred to in Section 4.4; or

            (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

      5.7 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

            (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

      5.8 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations, provided that the foregoing shall not require any Grantor to so deliver any such Capital Stock of any Issuer which is a Foreign Subsidiary if, as a result thereof, the Capital Stock of such Foreign Subsidiary pledged hereunder would exceed 65% of all Capital Stock of such Foreign Subsidiary. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

      (b) Without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

      (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and
(iii) the terms of Section 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Pledged Securities issued by it.

      (d) Such Grantor hereby agrees that if any Issuer of Pledged Stock is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Stock is at any time not evidenced by certificates of ownership, then such applicable Grantor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Stock substantially in the form of Annex 2 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Stock under the terms hereof.

      5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable,
(iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

      (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables of the Borrower and its Subsidiaries.

      5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with any appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

      (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

      (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

      (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

      (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

      (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any State of the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the other Secured Parties in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

      (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any State of the United States, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

      (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall
(i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

      5.11 Jurisdiction of Organization. At the Administrative Agent's request, each Grantor will provide its jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business. In addition, the Administrative Agent may request, and such Grantor shall provide upon such request, a certified charter, certificate of incorporation, or other organizational document and long form good standing certificate from each Grantor.

      5.12 Commercial Tort Claims. Such Grantor will advise the Administrative Agent of such Grantor's interest in any Commercial Tort Claim in an amount in excess of $1,000,000 in which such Grantor believes it has rights, and such Grantor shall promptly provide the Administrative Agent with an updated Schedule 8 describing such Commercial Tort Claim or such information with respect thereto as the Administrative Agent may reasonably request in order to attach and perfect a security interest therein in accordance with applicable law.

      5.13 Additional Accounts. Such Grantor will advise the Administrative Agent of the creation of any new (i) deposit account (as such term is defined in Section 9-102(a)(29) of the New York UCC) which (a) has had an average daily balance in excess of $500,000 for the four most recent fiscal quarters for which financial information is available (measured at the end of each fiscal quarter) and (b) in which the amounts held therein are not deposited into a Deposit Account on a nightly basis (any such deposit account will be a "Deposit Account" with respect to the definition of such term heron), (ii) Securities Account or (iii) Commodity Account, and such Grantor shall promptly provide the Administrative Agent with an updated Schedule 9 describing such Deposit Account, Securities Account or Commodities Account, as the case may be or such information with respect thereto as the Administrative Agent may reasonably request.

                      SECTION 6.   REMEDIAL PROVISIONS

      6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time (but not more frequently than once per fiscal quarter), upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

      (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Administrative Agent may curtail or terminate said authority at any time and only at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

      (c) At the Administrative Agent's request, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

      6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

      (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

      (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

      (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Credit Agreement shall prescribe, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

      (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that
(i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

      6.4 Proceeds To Be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, and the Administrative Agent has so requested, all Proceeds received by any Grantor in respect of Collateral consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in
Section 6.5.

      6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the
Obligations:

      (a) first, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith; and

      (b) next, to the payment in full of the Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree, and any part of such funds which are not required to be applied in payment of the Obligations in accordance with the foregoing provisions and which Administrative Agent deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

      6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and reme-dies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured parry under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the manner set forth in paragraphs
(a) and (b) of Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

      6.7 Private Sales. (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

      (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

      6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                    SECTION 7.   THE ADMINISTRATIVE AGENT

      7.1   Administrative Agent's Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the other Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (iv)  execute, in connection with any sale provided for in
      Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

      (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

      (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

      (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative

Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except in each case as regards the disposition of any Collateral permitted under the Credit Agreement. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      7.3 Execution of Financing Statement. Pursuant to applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description of "all personal property, whether now owned or hereafter acquired" in any such financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

      7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                         SECTION 8.   MISCELLANEOUS

      8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent (acting with the required consent, if any, of the Lenders as provided in the Credit Agreement), provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent (acting with the required consent, if any, of the Lenders as provided in the Credit Agreement) of the Credit Agreement, subject to the terms of the Credit Agreement.

      8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit

Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

      8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

      (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent the Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement.

      (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement.

      (d) The agreements in this Section 8.4 shall survive termination of the Loan Documents and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

      8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

      8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

      8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof; and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      8.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any consequential damages.

      8.13  Acknowledgements.  Each Grantor hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

      (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and

      (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Secured Parties.

      8.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 7.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

      8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of

Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

      (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of, or such Subsidiary Guarantor shall be liquidated or dissolved, in each case in a transaction permitted by the Credit Agreement, provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.


                          [Signature Page Follows]

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                       NBTY, INC.


                                       By:   _________________________
                                             Name:
                                             Title:

                                       AMERICAN HEALTH, INC.,
                                       ARCO PHARMACEUTICALS, INC.,
                                       ARTHRITIS RESEARCH CORP.,
                                       BIOSMART DIRECT SALES, LLC,
                                       DE TUINEN LTD.,
                                       DYNAMIC ESSENTIALS (DE), INC.,
                                       EUROLEAN RESEARCH, LLC,
                                       GOOD N' NATURAL MANUFACTURING CORP.,
                                       HEALTHWATCHERS (DE), INC.,
                                       HOLLAND & BARRETT LTD.,
                                       LIFE'S FINEST, INC.,
                                       MET-RX NUTRITION, INC.,
                                       MET-RX SUBSTRATE TECHNOLOGY, INC.,
                                       MET-RX USA, INC.,
                                       NABARCO ADVERTISING ASSOCIATES,
                                          INC.,
                                       NATURAL WEALTH NUTRITION
                                          CORPORATION,
                                       NATURE'S BOUNTY INC.,
                                       NATURE'S BOUNTY MANUFACTURING CORP.,
                                       NATURE'S BOUNTY, INC.,
                                       NATURESMART, LLC,
                                       NBTY CAH COMPANY,
                                       NBTY CAM COMPANY,
                                       NBTY DISTRIBUTION, INC.,
                                       NBTY MANUFACTURING, LLC,
                                       NUTRITION HEADQUARTERS (DE), INC.,
                                       NUTRITIONAL AUCTION.COM INC.
                                       OMNI VITAMIN AND NUTRITION CORP.,
                                       PHYSIOLOGICS, LLC,
                                       PURITAN'S PRIDE, INC.,
                                       REXALL SUNDOWN, INC.,
                                       REXALL US DELAWARE, INC.,
                                       REXALL US NEWCO 1 LLC,
                                       REXALL US NEWCO 2 LLC,
                                       REXALL US NEWCO DGP1,
                                       REXALL US NEWCO DGP2,
                                       REXALL, INC.,
                                       RICHARDSON LABS, INC.,
                                       RSL HOLDINGS, INC.,
                                       RXSD, INC.,
                                       SUNDOWN, INC.,
                                       THE NON-IRRADIATED HERBAL
                                          MANUFACTURERS GROUP, LLC,
                                       UNITED VITAMIN MANUFACTURING CORP.,
                                       VITAMIN WORLD (BOCA), LLC,
                                       VITAMIN WORLD OF GUAM, LLC,
                                       VITAMIN WORLD ONLINE, INC.,
                                       VITAMIN WORLD OUTLET STORES, INC.,
                                       VITAMIN WORLD, INC.,
                                       WORLDWIDE SPORT NUTRITIONAL
                                          SUPPLEMENTS, INC.,


                                       By:   ____________________________
                                             Name:
                                             Title:

                                       JPMORGAN CHASE BANK,
                                         as Administrative Agent


                                       By:   _____________________________
                                             Name:
                                             Title:

                                                                    ANNEX 1

                       [FORM OF ASSUMPTION AGREEMENT]

      ASSUMPTION AGREEMENT, dated as of [                           ]. made
by [                                                               ], a [
] corporation (the "Additional Grantor"), in favor of JP Morgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent"), for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. Unless otherwise indicated, all capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                            W I T N E S S E T H :
                            _ _ _ _ _ _ _ _ _ _

      WHEREAS, NBTY, Inc. (the "Borrower"), the Lenders, FLEET NATIONAL BANK, as syndication agent and JPMORGAN CHASE BANK, as Administrative Agent and collateral agent, have entered into a Credit Agreement, dated as of July 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

      WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

      NOW, THEREFORE, IT IS AGREED:

      1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. In furtherance of the foregoing, the Additional Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Collateral (as defined in the Guarantee and Collateral Agreement) now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Grantor's Obligations (as defined in the Guarantee and Collateral Agreement). The information set forth in Annexes 2 and 4 [and [ ]] hereto is hereby added to the information set
forth in Schedules 2 and 4 [and [     ]] to the Guarantee and Collateral
Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

      2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
                                       [                                  ]

                                       By:   ______________________________
                                             Name:
                                             Title:

                                                                  ANNEX 2

                       FORM OF ISSUER'S ACKNOWLEDGMENT

      The undersigned hereby (i) acknowledges receipt of a copy of that certain Guarantee and Collateral Agreement, dated as of July 24, 2003, made by NBTY, Inc., a Delaware corporation (the "Borrower") and the other signatories thereto, other than the Administrative Agent (together with any entity that may become a party thereto as a Grantor as provided therein (collectively, with the Borrower, and together with any successors in such capacities, the "Grantors"), as pledgors, assignors and debtors, in favor of JPMorgan Chase Bank, a New York banking corporation, in its capacity as administrative agent pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Administrative Agent") (and as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement), (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent in respect of the Pledged Stock of the undersigned and confirmed under the Guarantee and Collateral Agreement, (iii) agrees that it will comply with instructions of the Administrative Agent with respect to such Pledged Stock without further consent by the applicable Grantor, (iv) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any Person in the such Pledged Stock that is adverse to the interest of the Administrative Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Guarantee and Collateral Agreement in connection with the exercise of voting rights by the Administrative Agent or its nominee.

                                       [                             ]



                                       By:   _________________________
                                             Name:
                                             Title: